Exhibit 99.2
First Quarter 2007
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2006; future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with environmental and other regulatory matters, the impact of our ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or preliminary or permanent injunctive relief requiring us to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s Annual Report on Form 10-K, dated December 31, 2006 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended
	March 31,
	2007	2006
Revenues
Rental	$73,462	$68,242
Other property revenues	3,968	3,897
Other	117	65

Total revenues	77,547	72,204

Expenses
Property operating and maintenance (exclusive of items shown separately below)	35,882	33,303
Depreciation	17,044	16,388
General and administrative	5,448	4,426
Investment and development (1)	1,528	1,550

Total expenses	59,902	55,667

Operating income	17,645	16,537

Interest income	250	120
Interest expense	(13,544)	(13,143)
Amortization of deferred financing costs	(812)	(936)
Gains (losses) on sales of real estate assets, net (2)	3,684	(158)
Equity in income of unconsolidated real estate entities	504	312
Other income (expense) (3)	(261)	1,149
Minority interest in consolidated property partnerships	(20)	(29)
Minority interest of common unitholders	(85)	(47)

Income from continuing operations	7,361	3,805

Discontinued operations (4)
Income from discontinued property operations, net of minority interest	220	605
Gains on sales of real estate assets, net of minority interest	16,890	391

Income from discontinued operations	17,110	996

Net income	24,471	4,801
Dividends to preferred shareholders	(1,909)	(1,909)

Net income available to common shareholders	$22,562	$2,892

Per common share data — Basic (5)
Income from continuing operations (net of preferred dividends)	$0.13	$0.05
Income from discontinued operations	0.39	0.02

Net income available to common shareholders	$0.52	$0.07

Weighted average common shares outstanding — basic	43,367	41,881

Per common share data — Diluted (5)
Income from continuing operations (net of preferred dividends)	$0.12	$0.04
Income from discontinued operations	0.39	0.02

Net income available to common shareholders	$0.51	$0.07

Weighted average common shares outstanding — diluted	44,101	42,653

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)

(1)	Investment and development expenses for the three months ended March 31, 2007 and 2006 include investment group expenses, development personnel and associated costs not allocable to current development projects.

(2)	For the three months ended March 31, 2007, gains on sales of real estate assets included a $2,198 gain on the sale of a land site and an associated corporate facility previously used in the Company’s landscape and maintenance operations. In the three months ended March 31, 2007, gains on sales of real estate assets from continuing operations also included net gains from condominium sales activities at condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed selling, marketing and other costs associated with new condominium communities under development totaling $253 and $122 for the three months ended March 31, 2007 and 2006, respectively. Net gains from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (4) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three months ended March 31, 2007 and 2006 was as follows:

	Three months ended
	March 31,
	2007	2006
Condominium revenues	$5,869	$—
Condominium costs and expenses	(4,383)	(158)

Gains (losses) on sales of condominiums, net	$1,486	$(158)

(3)	For the three months ended March 31, 2007, other expenses related to estimated state franchise and other taxes. For the three months ended March 31, 2006, one of the Company’s derivative financial instruments, previously accounted for as a cash flow hedge, became ineffective under generally accepted accounting principles. As a result, the net increase in the market value of this derivative prior to its termination in April 2006 totaling $1,149 was recognized in other income.

(4)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three months ended March 31, 2007, income from discontinued operations included the operating results of one apartment community, containing 182 units, through its sale date in March 2007 and one condominium conversion community through its sell out date in February 2007. For the three months ended March 31, 2006, income from discontinued operations included the results of operations of the apartment community and condominium conversion community sold in 2007 and three apartment communities sold in 2006.

The operating revenues and expenses of these communities for the three months ended March 31, 2007 and 2006 were as follows:

	Three months ended
	March 31,
	2007	2006
Revenues
Rental	$463	$3,765
Other property revenues	27	376

Total revenues	490	4,141

Expenses
Property operating and maintenance (exclusive of items shown separately below)	211	1,550
Depreciation	—	1,067
Interest	56	904

Total expenses	267	3,521

Income from discontinued property operations before minority interest	223	620
Minority interest	(3)	(15)

Income from discontinued property operations	$220	$605

For the three months ended March 31, 2007, the Company recognized net gains in discontinued operations of $16,974 ($16,714 net of minority interest), from the sale of one apartment community, containing 182 units. This sale generated net proceeds of approximately $23,741 for the three months ended March 31, 2007. There were no sales of apartment communities for the three months ended March 31, 2006.

For the three months ended March 31, 2007 and 2006, gains on sales of real estate assets included in discontinued operations also included net gains from condominium sales at one condominium conversion community. A summary of revenues and costs and expenses of condominium activities included in discontinued operations for the three months ended March 31, 2007 and 2006 was as follows:

	Three months ended
	March 31,
	2007	2006
Condominium revenues	$560	$2,996
Condominium costs and expenses	(381)	(2,595)

Gains on condominium sales, before minority interest	179	401
Minority interest	(3)	(10)

Gains on condominium sales, net of minority interest	$176	$391

(5)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of March 31, 2007, there were 44,235 units of the Operating Partnership outstanding, of which 43,587, or 98.5%, were owned by the Company.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended
	March 31,
	2007	2006
Net income available to common shareholders	$22,562	$2,892
Minority interest of common unitholders — continuing operations	85	47
Minority interest in discontinued operations (1)	266	25
Depreciation on consolidated real estate assets (2)	16,489	16,833
Depreciation on real estate assets held in unconsolidated entities	226	225
Gains on sales of real estate assets	(18,639)	(243)
Incremental gains (losses) on condominium sales	(218)	243
Gains on sales of real estate assets — unconsolidated entities	(202)	(25)
Incremental gains (losses) on condominium sales — unconsolidated entities (3)	133	(48)

Funds from operations available to common shareholders and unitholders (A)	$20,702	$19,949

Funds from operations available to common shareholders and unitholders (A)	$20,702	$19,949
Annually recurring capital expenditures	(2,616)	(2,054)
Periodically recurring capital expenditures	(2,305)	(723)
Non-cash straight-line adjustment for ground lease expenses	313	309
Non-cash income relating to mark-to-market of interest rate swap agreement	—	(1,149)

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$16,094	$16,332

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷C)	$0.47	$0.46
Adjusted funds from operations per share or unit (4) (B÷C)	$0.37	$0.38
Dividends declared	$0.45	$0.45
Weighted average shares outstanding	43,367	41,881
Weighted average shares and units outstanding (C)	44,041	42,935

Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.46	$0.46
Adjusted funds from operations per share or unit (4) (B÷D)	$0.36	$0.37
Dividends declared	$0.45	$0.45
Weighted average shares outstanding	44,101	42,653
Weighted average shares and units outstanding (D)	44,776	43,707

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. See page 17 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $1,261 and $495 for the three months ended March 31, 2007 and 2006, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale, two communities currently under rehabilitation, and three communities expected to be converted to joint venture ownership. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 46 communities containing 17,076 apartment units which were fully stabilized as of January 1, 2006, is summarized as follows:

	Three months ended
	March 31,
	2007	2006	% Change
Rental and other revenues	$61,902	$58,753	5.4%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,598	22,650	4.2%

Same store net operating income	$38,304	$36,103	6.1%

Capital expenditures (1)
Annually recurring:
Carpet	$673	$631	6.7%
Other	1,196	1,094	9.3%

Total annually recurring	1,869	1,725	8.3%
Periodically recurring	707	407	73.7%

Total capital expenditures (A)	$2,576	$2,132	20.8%

Total capital expenditures per unit (A ÷ 17,076 units)	$151	$125	20.9%

Average monthly rental rate per unit (2)	$1,214	$1,136	6.9%

(1)	See Table 3 on page 28 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

Same Store Operating Results by Market –
Comparison of 2007 to 2006
(Increase (decrease) from same period in prior year)

	Three months ended
	March 31, 2007
				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	5.1%	7.2%	3.8%	0.7%
Dallas	3.7%	(2.4)%	8.8%	0.1%
Washington, DC	4.7%	(2.2)%	8.4%	(2.9)%
Tampa	7.5%	16.7%	2.1%	(4.6)%
Charlotte	6.0%	8.2%	4.8%	(1.3)%
New York	8.5%	(2.8)%	14.6%	(2.7)%
Houston	6.4%	(0.2)%	12.5%	(3.6)%
Orlando	4.1%	8.4%	1.2%	(4.8)%

Total	5.4%	4.2%	6.1%	(1.1)%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

			Average Economic
		% of NOI	Occupancy (1)		Physical
		Three months ended	Three months ended		Occupancy
	Apartment	March 31,	March 31,		at March 31,
Market	Units	2007	2007	2006	2007 (2)
Atlanta	7,082	36.9%	94.6%	93.9%	93.6%
Dallas	3,607	16.8%	93.7%	93.6%	94.5%
Washington, DC	1,703	15.1%	94.1%	97.0%	92.4%
Tampa	1,877	11.5%	94.5%	99.1%	93.3%
Charlotte	1,388	7.9%	93.6%	94.9%	92.1%
New York	337	6.3%	93.6%	96.3%	94.4%
Houston	837	4.0%	92.1%	95.7%	92.5%
Orlando	245	1.5%	94.2%	99.0%	94.7%

Total	17,076	100.0%	94.1%	95.2%	93.5%

(1)
The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts would have been 93.3% and 94.4% for the three months ended March 31, 2007 and 2006, respectively. For the three months ended March 31, 2007 and 2006, net concessions were $275 and $332, respectively, and employee discounts were $202 and $166, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended
	March 31,	December 31,
	2007	2006	% Change
Rental and other revenues	$61,902	$61,452	0.7%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,598	22,271	6.0%

Same store net operating income (1)	$38,304	$39,181	(2.2)%

Average economic occupancy	94.1%	93.6%	0.5%

Average monthly rental rate per unit	$1,214	$1,210	0.3%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market –
Comparison of First Quarter of 2007 to Fourth Quarter 2006
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	(0.2)%	5.3%	(3.3)%	(0.2)%
Dallas	1.4%	1.6%	1.2%	1.6%
Washington, DC	(0.1)%	23.5%	(8.4)%	(0.3)%
Tampa	2.2%	(5.3)%	7.9%	1.5%
Charlotte	1.8%	7.5%	(1.1)%	2.1%
New York	0.4%	15.2%	(5.2)%	(1.9)%
Houston	2.9%	11.4%	(3.3)%	1.5%
Orlando	1.5%	18.2%	(8.2)%	0.4%

Total	0.7%	6.0%	(2.2)%	0.5%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	March 31,	December 31,
	2007	2006
	(Unaudited)
Assets
Real estate assets
Land	$281,902	$278,448
Building and improvements	1,874,223	1,821,123
Furniture, fixtures and equipment	208,519	204,318
Construction in progress	92,412	135,428
Land held for future development	107,198	92,800

	2,564,254	2,532,117
Less: accumulated depreciation	(563,344)	(547,477)
For-sale condominiums	30,074	28,295
Assets held for sale, net of accumulated depreciation of $0 and $4,035 at March 31, 2007 and December 31, 2006, respectively	8,503	15,645

Total real estate assets	2,039,487	2,028,580
Investments in and advances to unconsolidated real estate entities	31,471	32,794
Cash and cash equivalents	4,887	3,663
Restricted cash	5,629	5,203
Deferred charges, net	11,883	12,400
Other assets	31,868	34,007

Total assets	$2,125,225	$2,116,647

Liabilities and shareholders’ equity
Indebtedness	$1,033,984	$1,033,779
Accounts payable and accrued expenses	68,969	75,403
Dividend and distribution payable	21,815	19,886
Accrued interest payable	13,808	4,885
Security deposits and prepaid rents	10,636	9,915

Total liabilities	1,149,212	1,143,868

Minority interest of common unitholders in Operating Partnership	12,875	14,057
Minority interests in consolidated real estate entities	2,280	2,268

Total minority interests	15,155	16,325

Commitments and contingencies
Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference
$50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
43,603 and 43,603 shares issued, 43,587 and 43,486 shares outstanding at March 31, 2007 and December 31, 2006, respectively	436	436
Additional paid-in-capital	866,591	869,587
Accumulated earnings	100,510	97,567
Accumulated other comprehensive income (loss)	(3,423)	(3,490)

	964,143	964,129

Less common stock in treasury, at cost, 78 and 175 shares at March 31, 2007 and December 31, 2006, respectively	(3,285)	(7,675)

Total shareholders’ equity	960,858	956,454

Total liabilities and shareholders’ equity	$2,125,225	$2,116,647

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at March 31, 2007

			Weighted Average Rate (1)
		Percentage	Three months ended March 31,
Type of Indebtedness	Balance	of Total	2007	2006
Unsecured fixed rate senior notes	$560,000	54.1%	6.4%	6.5%
Secured conventional fixed rate notes	353,946	34.2%	6.2%	6.3%
Secured tax exempt variable rate notes (2)	9,895	1.0%	3.6%	3.7%
Unsecured lines of credit	110,143	10.7%	5.6%	5.0%

	$1,033,984	100.0%	6.2%	6.0%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (3)
Total fixed rate debt	$913,946	88.4%		5.9
Total variable rate debt	120,038	11.6%		4.3

Total debt	$1,033,984	100.0%		5.7

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
Remainder of 2007	$112,165		7.1%
2008	5,230		5.9%
2009	76,618		5.5%
2010	298,871	(4)	6.9%
2011	141,831		5.4%
Thereafter	399,269		5.9%

	$1,033,984

Debt Statistics

	Three months ended
	March 31,
	2007		2006
Interest coverage ratio (5)(6)	2.6	x	2.5	x
Fixed charge coverage ratio (5)(7)	2.3	x	2.2	x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	39.6%		41.5%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	43.2%		45.2%

(1)
Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended March 31, 2006 are based on the debt outstanding for that period.

(2)	The Company has an interest rate cap arrangement that limits the Company’s exposure to increases in the base rate to 5.0%.

(3)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(4)	Includes outstanding balances on lines of credit of $110,143 maturing in 2010.

(5)	Calculated for the three months ended March 31, 2007 and 2006.

(6)
Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 29.

(7)
Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 29.

(8)	A computation of the debt ratios is included in Table 5 on page 30.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

	As of
Covenant requirement (1)	March 31, 2007
Consolidated Debt to Total Assets cannot exceed 60%	39%
Secured Debt to Total Assets cannot exceed 40%	14%
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1	3.1	x
Consolidated Income Available for Debt Service Charge must be at least 1.50/1	2.6	x

(1)
A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

As of
March 31, 2007
Ratio of Consolidated Debt to Total Assets

Consolidated debt, per balance sheet (A)	$1,033,984

Total assets, as defined (B) (Table A)	$2,676,686

Computed ratio (A÷B)	39%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed and variable rate notes	$353,946
Secured tax exempt variable rate notes	9,895

Total secured debt (C)	$363,841

Computed ratio (C÷B)	14%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,033,984
Total secured debt (C)	(363,841)

Total unsecured debt (D)	$670,143

Total unencumbered assets, as defined (E) (Table A)	$2,054,200

Computed ratio (E÷D)	3.1x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$142,824

Annual Debt Service Charge, as defined (G) (Table B)	$55,364

Computed ratio (F÷G)	2.6x

Required minimum ratio	1.5x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for
  Public Debt Covenant Computations

As of
March 31, 2007
Total real estate assets	$2,039,487
Add:
Investments in and advances to unconsolidated real estate entities	31,471
Accumulated depreciation	563,344
Accumulated depreciation on assets held for sale	—
Other tangible assets	42,384

Total assets for public debt covenant computations	2,676,686
Less:
Encumbered real estate assets	(622,486)

Total unencumbered assets for public debt covenant computations	$2,054,200

Table B
Calculation of Consolidated Income Available for Debt Service and
   Annual Debt Service Change for Public Covenant Computations (1)

Three months ended
Consolidated income available for debt service	March 31, 2007
Net income	$24,471
Add:
Minority interests	351

Income before minority interest and provision for income taxes	24,822
Add:
Depreciation	17,044
Depreciation (company share) of assets held in unconsolidated entities	226
Depreciation of discontinued operations	—
Amortization of deferred financing costs	812
Interest expense	13,544
Interest expense (company share) of assets held in unconsolidated entities	241
Interest expense of discontinued operations	56
Less:
Gains on sales of real estate assets, net — continuing operations	(3,684)
Gains on sales of real estate assets — discontinued operations	(17,153)
Gains on sales of real estate assets — unconsolidated entities	(202)

Consolidated income available for debt service	$35,706

Consolidated income available for debt service (annualized)	$142,824

Annual debt service charge
Consolidated interest expense	$13,544
Interest expense (company share) of assets held in unconsolidated entities	241
Interest expense of discontinued operations	56

Annual debt service charge	$13,841

Annual debt service charge (interest expense annualized)	$55,364

(1)
The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2007 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Post Properties, Inc.
Summary Of Communities Under Construction

								Quarter
								of	Estimated
						Costs Incurred	Quarter of	First	Quarter of		Estimated	Units
		Number	Retail	Estimated		as of	Construction	Units	Stabilized	Units	Quarter	Under	Units
Community	Location	of Units	Sq. Ft.	Cost		March 31, 2007	Start	Available	Occupancy (1)	Leased (6)	Sell-out	Contract (7)	Closed (6)
				($ in millions)		($ in millions)
Apartments:
Post Alexander™	Atlanta, GA	307	—	$62.8		$20.3	2Q 2006	1Q 2008	1Q 2009	—	N/A	N/A	N/A
Post Carlyle Square™	Washington, D.C. Area	205	17,000	59.7		55.4	4Q 2004	4Q 2006	4Q 2007	111	N/A	N/A	N/A
Post Eastside™	Dallas, TX	435	36,000	53.9		10.2	4Q 2006	4Q 2007	1Q 2009	—	N/A	N/A	N/A
Post Hyde Park® (expansion)	Tampa, FL	84	—	18.7	(5)	6.2	4Q 2006	1Q 2008	4Q 2008	—	N/A	N/A	N/A

Total Apartments		1,031	53,000	$195.1		$92.1				111

Weighted average projected property net operating income as a % of total
estimated construction cost (3)		6.00% - 6.75%

Condominiums:
The Condominiums at Carlyle Square™ (2)	Washington, D.C. Area	145		$47.2		$40.1	4Q 2004	2Q 2007	N/A	N/A	2Q 2008	102	4
Mercer Square™	Dallas, TX	85		17.7		11.6	2Q 2006	3Q 2007	N/A	N/A	3Q 2008	21	—

Total Condominiums		230		$64.9		$51.7						123	4

Weighted average projected pre-tax profit as a % of total estimated construction cost (4)		≥ 20%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	This project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer.

(3)
The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment communities in their first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment communities. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities. There can be no assurance that these percentages will be achieved.

(4)
The Company defines “pre-tax profit” to equal projected net revenues from condominium activities less projected costs and expenses from condominium activities before the impact of income tax expense. There can be no assurance that such pre-tax profit percentages will be achieved.

(5)
Total estimated construction costs for the Post Hyde Park® expansion include the estimated replacement costs of six apartment units at the Company’s existing Hyde Park community that are being demolished to accommodate the expansion.

(6)	As of April 23, 2007.

(7)
As of April 23, 2007, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

Post Properties, Inc.
Summary of Future Projects In Pre-Development
The following are future projects for which the Company is currently in pre-development with the intent generally to begin construction over the next 9-18 months. The estimates and assumptions detailed below, including the timing of construction starts, the approximate number of units, the mix of unit types, approximate retail square footage and approximate total projected development costs, are forward-looking and are subject to risks outlined on page 2 of this supplemental financial data. There can be no assurance that projects in pre-development will commence construction on the projected timeline or at all, that the number of units, square footage or intended use of the product will not change in the future or that development costs will not differ materially from the estimates provided below. The Company assumes no obligation to update this outlook in the future. In certain situations, the Company may initiate a pre-sale program for for-sale condominium projects before it commences construction.

		Estimated Units
				Estimated Retail
Project	Metro Area	For Rent	For Sale	Square Feet
3630 Peachtree (1)	Atlanta, GA	—	137	—
Allen Plaza I	Atlanta, GA	458	—	19,500

Bull Creek	Austin, TX	330	—	—
South Lamar (2)	Austin, TX	280	—	10,000
Four Seasons Residences (3)	Austin, TX	—	166	5,000

Frisco I	Dallas, TX	300	—	26,000

Midtown III	Houston, TX	121	—	12,200

Wade I (2)	Raleigh, NC	361	—	120,000 (4)

Citrus Park	Tampa, FL	296	—	—
Soho Square (5)	Tampa, FL	—	192	17,000

Carlyle II	Washington, D.C.	330	—	5,000
Park	Washington, D.C.	326	70	1,800

		2,802	565	216,500

Approx. Projected Total
Development Costs (6)
For Rent	For Sale
$570	$250

(1)
Land owned in joint venture. The company currently expects to develop the condominiums in a 50/50 partnership. The Company’s share of projected development costs is included in total projected development costs.

(2)	Sites under contract to purchase. There can be no assurance that these land purchases will close.

(3)	The Company has commenced the pre-sale marketing of this condominium development.

(4)
The Company currently expects to develop the retail portion of this project in a partnership with a retail developer. The Company’s share of projected development costs is included in total projected development costs.

(5)	The Company expects that it would conduct a pre-sale marketing of this development project prior to committing to commencing construction.

(6)	The projected project costs of proposed retail component are included in the total projected development costs of the for rent and for sale components, as applicable.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI			Number of Units
					Rate Per Sq. Ft. (1)		For the Fiscal	or the	Undepreciated	Projected	As of March 31, 2007
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	March 31, 2007	Rehabilitation	Capital Cost (2)	Completed	of Service
Post Chastain®	Atlanta, GA	1990	558	867	$1.09	$1.29	$3,693	$801	$48,133	$16,200	195	49
Post Worthington™	Dallas, TX	1993	332	819	$1.32	$1.58	$2,384	$337	41,139	11,800	241	49

			890						$89,272	$28,000	436	98

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
	March 31, 2007			As of March 31, 2007			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Chastain®	$1,855	$193	$2,048	$6,662	$457	$7,119	$9,081	2Q 2006	2Q 2008	4Q 2008
Post Worthington™	2,812	1,226	4,038	8,646	1,634	10,280	1,520	1Q 2006	3Q 2007	4Q 2007

	$4,667	$1,419	$6,086	$15,308	$2,091	$17,399	$10,601

(1)
Average square footage information is based on approximate amounts and individual unit sizes may vary. There can be no assurance that the projected average monthly rental rates after the rehabilitation will be achieved.

(2)	Includes approximately $3,500 of projected non-revenue generating capital costs.

Post Properties, Inc.
Summary Of Condominium Projects
(Dollars in thousands)
Condominium Conversion Projects

											Units (4)
					# of Rental Units	Average
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Transfer Price	Book Value as of				Under	Available
Project	Location	Completed	Start Date	Units	March 31, 2007	Sq. Ft. (1)	Price (2)	Per Unit	March 31, 2007 (3)		Total	Closed	Contract	for Sale
588TM	Dallas, TX	2000	Q1 2005	127	—	1,470	$20,274	$160	$—		127	127	—	—
The Peachtree ResidencesTM (5)	Atlanta, GA	2001	Q2 2005	121	—	1,340	30,190	250	631	(8)	121	119	1	1
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	—	1,036	37,000	180	8,131		206	113	9	84
RISETM	Houston, TX	2000	Q2 2006	143	48	1,407	26,250	184	17,729		143	44	10	89

									$26,491		597	403	20	174

Financial Summary – Aggregate Condominium Activity

	Three months ended			Three months ended			Cumulative through
	March 31, 2007			March 31, 2006			March 31, 2007
			FFO			FFO
			Incremental			Incremental			FFO
	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Incremental
Project	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Gain on Sale (6)
588TM	1	$560	$179	12	$2,996	$401	127	$34,557	$3,632
The Peachtree ResidencesTM (5)	10	4,112	133	13	4,086	(48)	119	41,067	588
Harbour Place City Homes™	15	3,758	(206)	—	—	(1)	112	28,530	1,468
RISETM	7	2,052	3	—	—	(35)	42	10,572	144

	33	10,482	109	25	7,082	317	400	114,726	5,832
Other	—	59	(194)	—	—	(122)	—	131	(1,359)

	33	$10,541	$(85)	25	$7,082	$195	400	$114,857	$4,473

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)
Transfer price for purposes of computing incremental gains on condominium sales included in FFO reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)
Including total estimated construction costs of ground-up condominiums being developed (see page 14) of approximately $64.9 million and book value of unsold condominium conversions above, committed capital to the condominium business at March 31, 2007 totaled approximately $91.4 million.

(4)	Unit status is as of April 23, 2007. There can be no assurance that condominium units under contract will close.

(5)
The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

(6)
The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price” as described in note 2 above.

(7)	Excludes the impact of income tax expense attributable to gains on condominium sales, as applicable. There was no income tax expense for the three months ended March 31, 2007 and 2006.

(8)	Represents the Company’s 35% equity investment in an unconsolidated entity.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions

Q1 2006
Post Barton Creek™	Austin, TX	160	1998	$166,875	$26,700,000
Post Park Mesa™	Austin, TX	148	1992	$132,095	19,550,000

Q3 2006
Post Fallsgrove	Washington D.C. Area	361	2003	$227,465	$82,115,000	(1)

Q4 2006
Post Bay at Rocky Point™	Tampa, FL	150	1997	$155,000	$23,250,000

2006 YTD Total					$151,615,000

Average Cap Rate — Acquisitions – 2006					4.6	%(2)

Dispositions
Q3 2006
Post Uptown Square™	Denver, CO	696	1999-2001	$169,540	$118,000,000

Q4 2006
Post Summit®	Atlanta, GA	148	1990	$107,365	$15,890,000
Post Valley®	Atlanta, GA	496	1988	$82,379	$40,860,000

2006 YTD Total					$174,750,000

Average Cap Rate — Dispositions – 2006					4.7	%(3)

Q1 2007
Post Oak™	Atlanta, GA	182	1993	$131,868	$24,000,000

2007 YTD Total					$24,000,000

Average Cap Rate — Dispositions – 2007					5.1	%(3)

(1)	The Company may be required to pay additional purchase consideration of up to $6.6 million based on a share of the appreciation in the value of the community, if any, over the next four years.

(2)
Based on projected first twelve-month net operating income upon achievement of stabilized operations (as it relates to Post Bay at Rocky Point™ which is undergoing renovation and is in lease-up) and after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $7.0 million (Post Barton Creek™/Park Mesa™ — $1.2 million, Post Fallsgrove — $3.3 million, Post Bay at Rocky Point™ — $2.5 million) relating to closing costs and other amounts it plans to spend to improve these communities.

(3)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2007 and 2006 is detailed below.

	Three months ended
	March 31,
	2007	2006
Development and acquisition expenditures (1)	$29,590	$101,081
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	4,667	865
Other community additions and improvements (3)	2,305	723
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,616	2,054
Corporate additions and improvements	1,261	495

	$40,439	$105,218

Other Data
Capitalized interest	$3,107	$1,832

Capitalized development and associated costs (5)	$763	$264

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.

(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 16).

(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
Apartments and Condominium Conversion Communities
The Company holds investments in three individual limited liability companies (the “Property LLCs”) with an institutional investor. Two of the Property LLCs own single apartment communities. The third Property LLC is converting its apartment community, originally containing 121 units, into for-sale condominiums. The Company holds a 35% equity interest in the Property LLCs.
The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company’s investment over its equity in the underlying net assets of the Property LLCs was approximately $5,319 at March 31, 2007. The excess investment related to Property LLCs holding apartment communities is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The excess investment of approximately $13 at March 31, 2007 related to the Property LLC holding the condominium conversion community will be recognized as additional cost of sales as the underlying condominiums are sold. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.
The operating results of the Company include its proportionate share of net income from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate was as follows:

	March 31,	December 31,
Balance Sheet Data	2007	2006
Real estate assets, net of accumulated depreciation of $11,584 and $11,039, respectively	$93,154	$93,614
Assets held for sale, net (1)	188	3,027
Cash and other	3,316	4,067

Total assets	$96,658	$100,708

Mortgage notes payable	$66,998	$66,998
Other liabilities	1,089	1,107

Total liabilities	68,087	68,105
Members’ equity	28,571	32,603

Total liabilities and members’ equity	$96,658	$100,708

Company’s equity investment in Property LLCs	$15,335	$16,883

(1)	Includes one community, originally containing 121 units, being converted into condominiums through a taxable REIT subsidiary.

	Three months ended
	March 31,
Income Statement Data	2007	2006
Revenues
Rental	$2,814	$2,789
Other property revenues	188	233

Total revenues	3,002	3,022

Expenses
Property operating and maintenance	1,012	986
Depreciation and amortization	661	658
Interest	688	688

Total expenses	2,361	2,332

Income from continuing operations	641	690

Discontinued operations
Income (loss) from discontinued operations	22	(163)
Gains on sales of real estate assets, net	858	397

Income from discontinued operations	880	234

Net income	$1,521	$924

Company’s share of net income	$504	$312

For the periods presented, gains on sales of real estate assets represent net gains from condominium sales at the condominium conversion community held by one of the Property LLCs. A summary of revenues and costs and expenses of condominium activities for the three months ended March 31, 2007 and 2006 was as follows:

	Three months ended
	March 31,
	2007	2006
Condominium revenues	$4,112	$4,086
Condominium costs and expenses	(3,254)	(3,689)

Gains on condominium sales, net	$858	$397

At March 31, 2007, mortgage notes payable include a $49,998 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage note payable totaling $17,000 bears interest at a rate of 4.04% and matures in 2008.
Land Entities
At March 31, 2007, the Company holds a 50% equity interest in a limited liability company whose sole investment consists of a partnership interest in an entity (the “Land Partnership”) which holds land for future development. At March 31, 2007, the Land Partnership had total assets of $26,398, principally land held for future development, total liabilities of $12,076 (including a secured note payable of $12,000 to the Company) and total equity of $14,322 (including the Company’s equity investment of $4,136).

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value (“NAV”). In addition, the Company believes that investors and analysts use similar measures in estimating the Company’s NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended March 31, 2007 for properties stabilized by January 1, 2007 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by January 1, 2007 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company’s assets over time and provide a useful measure for analyzing the Company’s trading price on the New York Stock Exchange.
Financial Data
(In thousands)

	Three months ended			As
	March 31, 2007	Adjustments		Adjusted
Income Statement Data
Rental revenues	$73,462	$(4,535	)(1)	$68,927
Other property revenues	3,968	(306	)(1)	3,662

Total rental and other revenues (A)	77,430	(4,841)		72,589
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	35,882	(8,381	)(1)	27,501

Property net operating income (Table 1) (A-B)	$41,548	$3,540		$45,088

Apartment units represented	21,563	(2,425	)(2)	19,138

	As of			As
	March 31, 2007	Adjustments		Adjusted
Other Asset Data
Cash & equivalents	$4,887	$—		$4,887
Real estate assets under construction, lease-up or rehabilitation, at cost	92,412	177,408	(3)	269,820
Land held for future development	107,198	—		107,198
For-sale condominiums and assets held for sale	38,577	66	(4)	38,643
Investments in and advances to unconsolidated real estate entities (5)	31,471	(15,335	)(5)	16,136
Other assets (6)	37,497	—		37,497
Cash and other assets of unconsolidated real estate entities	3,316	(2,155	)(7)	1,161

	$315,358	$159,984		$475,342

Other Liability Data
Tax-exempt debt	$9,895	$—		$9,895
Other notes payable	1,024,089	—		1,024,089
Other liabilities (8)	117,508	(11,616	)(8)	105,892
Total liabilities of unconsolidated real estate entities (9)	68,087	(44,257	)(9)	23,830

	$1,219,579	$(55,873)		$1,163,706

Other Data
Liquidation value of preferred shares	$95,000	$—		$95,000

Common shares outstanding	43,587	—		43,587
Common units outstanding	648	—		648

(1)	The adjustments include additions for the Company’s 35% share of rental revenues ($985) and other property revenues ($66) and property operating and maintenance expenses (excluding depreciation and amortization) ($354) from Post Biltmore™ and Post Massachusetts Avenue™ (properties accounted for under the equity method of accounting). The adjustments reflect a reduction for revenues ($2,794) and other revenues ($208) and property operating and maintenance expense ($1,927) generated by Post Carlyle™, Post Bay at Rocky Point™, Post Chastain®, and Post Worthington™ communities under construction and lease-up or being rehabilitated during the three months ended March 31, 2007. In addition, the adjustments reflect a reduction of rental revenues ($261) and other revenues ($10) and property and operating maintenance expenses (excluding depreciation and amortization) ($299) generated by the Harbour Place City Homes™ and RISE™ units being converted to condominiums. Also, the adjustments reflect a reduction of rental revenues ($2,465) and other revenues ($154) and property operating and maintenance expenses (excluding depreciation and amortization) ($2,264) relating to the Company’s corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,932) and the impact of straight-lining long-term ground lease expense ($313).

(2)	The adjustment reflects a reduction for 1,031 units currently under construction at Post Eastside™, Post Carlyle™, Post Alexander™ and Post Hyde Park® expansion, a reduction for 65% of the 545 units held in Post Biltmore™ and Post Massachusetts Avenue™ (two unconsolidated entities) (a 354 unit reduction) to adjust the units held in unconsolidated entities to the Company’s 35% share of the units and a reduction for 1,040 units at Post Bay at Rocky Point™, Post Chastain®, and Post Worthington™, communities under rehabilitation during the first quarter of 2007.

(3)	The “As Adjusted” amount represents the construction in progress balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for Post Bay at Rocky Point™, Post Chastain®, and Post Worthington™, communities under rehabilitation during the first quarter of 2007.

(4)	The adjustment reflects an increase for the Company’s 35% share of the book value of its unconsolidated condominium conversion asset (Post Peachtree™). The “As Adjusted” amount represents the book value of its wholly-owned condo conversion assets (Harbour Place City Homes™ and RISE™), its 35% share of the book value of its unconsolidated condominium conversion asset (Post Peachtree™), the book value of completed Carlyle condominium assets, and the book value of various land parcels held for sale.

(5)	The adjustment reflects a reduction for the investments in Post Biltmore™ and Post Massachusetts Avenue™ as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above. The “As Adjusted” amount represents the Company’s investment in and advances to unconsolidated land entities.

(6)	These amounts consist of restricted cash and other assets, per the Company’s balance sheet.

(7)	The “As of March 31, 2007” amount represents cash and other assets of unconsolidated apartment and condominium conversion entities. The adjustment includes a reduction for the venture partners’ 65% share of cash and other assets ($2,155) of unconsolidated apartment and condominium conversion entities. The “As Adjusted” amount represents the Company’s 35% share of the cash and other assets of unconsolidated apartment and condominium conversion entities.

(8)	The “As of March 31, 2007” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents and minority interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(9)	The “As of March 31, 2007” amount represents total liabilities of unconsolidated apartment and condominium conversion entities. The adjustment represents a reduction for the venture partner’s 65% share of liabilities of unconsolidated apartment and condominium conversion entities. The “As Adjusted” amount represents the Company’s 35% share of liabilities of unconsolidated apartment and condominium conversion entities.
Computation of Implied Portfolio Capitalization Rate
(In thousands)

	Three months ended
	March 31, 2007
Calculation of Adjusted Property Net Operating Income
Total rental and other revenues	$72,589	(a)
Property operating & maintenance expenses (excluding depreciation and amortization)	(27,501)	(a)

Property net operating income	45,088
Adjustments to property net operating income
Assumed property management fee (calculated at 3% of revenues)	(2,178)
Assumed property capital expenditure reserve ($300 per unit per year based on 19,138 units)	(1,435)

Property net operating income, adjusted for assumed management fee and assumed capital expenditures	$41,475

Property net operating income, adjusted for assumed management fee and assumed capital expenditures (annualized) (A)	$165,900

	As of
	March 31, 2007
Calculation of Implied Market Value of Company Gross Real Estate Assets
Implied market value of common shares and units	$2,022,867	(b)
Other assets, as adjusted	(475,342	)(a)
Other liabilities, as adjusted	1,163,706	(a)
Preferred stock, at liquidation value	95,000	(a)

Implied market value of Company gross real estate assets (B)	$2,806,231

Implied Portfolio Capitalization Rate, based on Company’s stock price as of March 31, 2007 (A÷B)	5.9%

(a)	Represents amounts in the “as adjusted” column from the Financial Data table reflected above.

(b)	Calculated as follows:

Common shares and units outstanding at March 31, 2007	44,235
Per share market value of common stock at March 31, 2007	$45.73

Implied market value of common shares and units at March 31, 2007	$2,022,867

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the non-cash impact of straight-line long-term ground lease expense and other income related to mark-to-market of an interest rate swap arrangement. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO. Prior period amounts have been conformed to the current period presentation.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended
	March 31,	March 31,	December 31,
	2007	2006	2006
Total same store NOI	$38,304	$36,103	$39,181
Property NOI from other operating segments	3,244	2,733	3,040

Consolidated property NOI	41,548	38,836	42,221

Add (subtract):
Interest income	250	120	279
Other revenues	117	65	202
Minority interest in consolidated property partnerships	(20)	(29)	(80)
Depreciation	(17,044)	(16,388)	(17,227)
Interest expense	(13,544)	(13,143)	(13,199)
Amortization of deferred financing costs	(812)	(936)	(875)
General and administrative	(5,448)	(4,426)	(5,038)
Investment and development	(1,528)	(1,550)	(1,924)
Gains (losses) on sales of real estate assets, net	3,684	(158)	2,356
Equity in income of unconsolidated real estate entities	504	312	562
Other income (expense)	(261)	1,149	—
Minority interest of common unitholders	(85)	(47)	(82)

Income from continuing operations	7,361	3,805	7,195
Income from discontinued operations	17,110	996	39,688

Net income	$24,471	$4,801	$46,883

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three Months Ended			Q1 ’07	Q1 ’07	Q1 ’07
	March 31,	March 31,	December 31,	vs. Q1 ’06	vs. Q4 ’06	% Same
	2007	2006	2006	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$22,811	$21,710	$22,849	5.1%	(0.2)%
Dallas	11,229	10,827	11,074	3.7%	1.4%
Washington, D.C.	8,494	8,109	8,505	4.7%	(0.1)%
Tampa	7,327	6,816	7,171	7.5%	2.2%
Charlotte	4,659	4,396	4,578	6.0%	1.8%
New York	3,522	3,246	3,509	8.5%	0.4%
Houston	2,828	2,658	2,749	6.4%	2.9%
Orlando	1,032	991	1,017	4.1%	1.5%

Total rental and other revenues	61,902	58,753	61,452	5.4%	0.7%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,688	8,105	8,248	7.2%	5.3%
Dallas	4,806	4,924	4,730	(2.4)%	1.6%
Washington, D.C.	2,722	2,782	2,204	(2.2)%	23.5%
Tampa	2,930	2,511	3,095	16.7%	(5.3)%
Charlotte	1,629	1,505	1,515	8.2%	7.5%
New York	1,098	1,130	953	(2.8)%	15.2%
Houston	1,284	1,286	1,153	(0.2)%	11.4%
Orlando	441	407	373	8.4%	18.2%

Total	23,598	22,650	22,271	4.2%	6.0%

Net operating income
Atlanta	14,123	13,605	14,601	3.8%	(3.3)%	36.9%
Dallas	6,423	5,903	6,344	8.8%	1.2%	16.8%
Washington, D.C.	5,772	5,327	6,301	8.4%	(8.4)%	15.1%
Tampa	4,397	4,305	4,076	2.1%	7.9%	11.5%
Charlotte	3,030	2,891	3,063	4.8%	(1.1)%	7.9%
New York	2,424	2,116	2,556	14.6%	(5.2)%	6.3%
Houston	1,544	1,372	1,596	12.5%	(3.3)%	4.0%
Orlando	591	584	644	1.2%	(8.2)%	1.5%

Total same store NOI	$38,304	$36,103	$39,181	6.1%	(2.2)%	100.0%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended
	March 31,
	2007	2006
Annually recurring capital expenditures by operating segment
Same store	$1,869	$1,725
Development, rehabilitation and lease-up	226	67
Condominium conversion and other	339	130
Acquired	114	1
Other segments	68	131

Total annually recurring capital expenditures per statements of cash flows	$2,616	$2,054

Periodically recurring capital expenditures by operating segment
Same store	$707	$407
Development, rehabilitation and lease-up	1,419	17
Condominium conversion and other	124	5
Acquired	1	—
Other segments	54	294

Total periodically recurring capital expenditures per statements of cash flows	$2,305	$723

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Three months ended
	March 31,
	2007	2006
Income from continuing operations	$7,361	$3,805

Minority interest of common unitholders	85	47
Other income	—	(1,149)
Losses (gains) on sales of real estate assets, net	(3,684)	158
Gains on sales of real estate assets — unconsolidated entities	(202)	(25)
Depreciation expense	17,044	16,388
Depreciation (company share) of assets held in unconsolidated entities	226	225
Interest expense	13,544	13,143
Interest expense (company share) of assets held in unconsolidated entities	241	258
Amortization of deferred financing costs	812	936

Income available for debt service (A)	$35,427	$33,786

Interest expense	$13,544	$13,143
Interest expense (company share) of assets held in unconsolidated entities	241	258

Interest expense for purposes of computation (B)	13,785	13,401
Dividends and distributions to preferred shareholders and unitholders	1,909	1,909

Fixed charges for purposes of computation (C)	$15,694	$15,310

Interest coverage ratio (A÷B)	2.6x	2.5x

Fixed charge coverage ratio (A÷C)	2.3x	2.2x

Table 5
Computation of Debt Ratios
(Dollars in thousands)

	As of March 31,
	2007	2006
Total real estate assets per balance sheet	$2,039,487	$1,981,494
Plus:
Company share of real estate assets held in unconsolidated entities	40,252	38,702
Company share of accumulated depreciation — assets held in unconsolidated entities	4,055	3,147
Accumulated depreciation per balance sheet	563,344	515,942
Accumulated depreciation on assets held for sale	—	18,109

Total undepreciated real estate assets (A)	$2,647,138	$2,557,394

Total debt per balance sheet	$1,033,984	$1,039,948
Plus:
Company share of third party debt held in unconsolidated entities	23,449	23,450
Less:
Joint venture partners’ share of mortgage debt of the company	(8,550)	(1,907)

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,048,883	$1,061,491

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A)	39.6%	41.5%

Total debt per balance sheet	$1,033,984	$1,039,948
Plus:
Company share of third party debt held in unconsolidated entities	23,449	23,450
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	(8,550)	(1,907)

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,143,883	$1,156,491

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (C÷A)	43.2%	45.2%

Table 6
Calculation of Company Undepreciated Book Value Per Share
(Dollars in thousands)

March 31, 2007
Total shareholders’ equity, per balance sheet	$960,858
Plus:
Accumulated depreciation, per balance sheet	563,344
Accumulated depreciation held for sale assets, per balance sheet	—
Minority interest of common unitholders in Operating Partnership, per balance sheet	12,875
Less:
Deferred charges, net, per balance sheet	(11,883)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,430,194

Total common shares and units (B)	44,235

Company undepreciated book value per share (A÷B)	$32.33